UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 2, 2005

THE SHERIDAN GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-110441	52-1659314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11311 McCormick Road, Suite 260, Hunt Valley, Maryland  21031-1437

(Address of Principal Executive Offices) (Zip Code)

(410) 785-7277

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

On August 31, 2005, Capital City Press, a subsidiary of the Registrant, announced that it plans to reduce the scope of its Publications Services operation located in the Wall Street complex in Barre, Vermont and will eliminate approximately 35 positions involved with composition and graphics work.  Approximately 45 editorial management and offshore services employees currently working at the facility will move to a new office in Waterbury, Vermont in the spring of 2006.  An estimated ten employees of the company’s printing operation on Airport Road in Berlin, Vermont will also be laid off due to a reduced volume of printing work.

“Due to significant economic pressures brought on by low cost competitors located outside of the United States, Capital City Press plans to close its Publications Services operation in the Wall Street complex in Barre,” Kittredge told company employees on Wednesday.  “On behalf of Capital City Press I deeply regret having to take this step.”

Publications Services includes editorial services, offshore services, digital services, imaging, typesetting, and proofreading.  Kittredge said that competition from low-cost providers in countries such as India and the Philippines has made the company’s Barre operation uncompetitive in some areas.  Although some company employees will continue to manage work that will be “outsourced” to offshore competitors, it no longer intends to set type and compose pages in Vermont.

The company has been struggling against foreign competition since the mid 1980s.  With digital technology reforming the publications industry, foreign vendors have been providing typesetting and composition services for a fraction of the cost of providing those services in the United States.  In the past ten years, Kittredge said, worldwide competition has intensified and business has declined.  “We are no longer competitive in the composition and graphics business.”

The company has contacted the Vermont Department of Employment and Training and will cooperate fully with the state agency to assist employees with retraining and job searches.  Employees might also be eligible for Trade Adjustment Assistance Funds through the U.S. Department of Labor, and the company has petitioned for that assistance.  The layoffs will be effective some time in November.

The information in this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2005

THE SHERIDAN GROUP, INC.

	By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Vice President and Chief Financial Officer